UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2005

Fairchild Semiconductor International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15181	043363001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

82 Running Hill Road, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	207-775-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2005, we granted equity compensation awards to certain named executive officers. The grants were made under the Fairchild Semiconductor Stock Plan and are covered by separate award agreements. The nature and amounts of the equity grants to the named executive officers are as follows: Mark S. Thompson, President and Chief Executive Officer - 275,000 stock options, 46,000 performance units and 45,000 deferred stock units; Izak Bencuya, Executive Vice President and General Manager, Discrete Products Group, and Chief Strategy Officer - 32,500 stock options and 10,834 performance units; and Laurenz Schmidt, Executive Vice President, Global Operations - 25,000 stock options and 8,334 performance units.

Dr. Thompson’s equity awards were made pursuant to his employment agreement with the company dated April 6, 2005. Dr. Thompson’s deferred stock units vest in one-third increments on each of the first three anniversaries of the grant date, or earlier upon certain events, subject to Dr. Thompson’s continuing employment on those dates, and vested deferred stock units must be settled by delivery of stock on the earliest to occur of Dr. Thompson’s death or disability, the termination of his employment or a settlement date chosen by him which must be at least three years after the grant date. The stock options awarded to the executives are non-qualified stock options and vest in one-quarter increments on each of the first four anniversaries of the grant date, or earlier upon certain events, subject to the executives’ continuing employment on those dates. The options have an eight-year term and have an exercise price per share of $15.91, the fair market value of the company’s common stock on the grant date. The performance units were granted under the stock plan provisions allowing for the granting of restricted stock, as described in our definitive proxy statement filed with the Securities and Exchange Commission on March 29, 2005. The number of performance units awarded is based on the company attaining the 100% EBIT target set by the company's compensation committee in January 2005. If the company achieves the 200% EBIT target or higher, the executive will receive two times (2x) the reported number of performance units. If the company fails to achieve the 50% EBIT target the executive will receive no performance units. If the company’s EBIT performance falls between the 50% and 200% EBIT targets, the executive will receive a number of performance units determined according to linear interpolation. The performance units vest in the following increments, or earlier upon certain events: 33% on July 15, 2006; 33% on February 15, 2007 and 34% on February 15, 2008. Vested performance units result in the delivery to the recipient of one share of common stock per vested performance unit, subject to adjustment under the stock plan.

On July 18, 2005, we granted 11,591 performance units to our chairman, Kirk P. Pond and 5,796 performance units to our vice-chairman, Joseph R. Martin. The grants were made under the Fairchild Semiconductor Stock Plan and are covered by separate award agreements. The performance units are subject to the same EBIT targets described above, and vest in full on February 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

July 21, 2005	By:	Paul D. Delva

Name: Paul D. Delva
Title: Vice President, General Counsel and Secretary